SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2013

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02	Results of Operations and Financial Conditions
SIGNATURES

Item 2.02	Results of Operations and Financial Conditions

This Amendment No. 1 on Form 8-K/A is filed to amend the Current Report on Form 8-K of First Connecticut Bancorp, Inc. (the “Company” or the “Registrant”) filed on March 1, 2013 (the Initial Filing), in order to revise the Net Income information in the Initial Filing occasioned by a reclassification of the unamortized prior service cost from Net Income to Accumulated Other Comprehensive Income related to the Company’s determination to freeze its other post-retirement plan.

• Net income of $3.425 million for the quarter ended December 31, 2012 has been reduced by $254,885  to $3.170 million;
• Net income of $4.178 million for the year ended December 31, 2012 has been reduced by $254,885 to $3.923 million; and
• Accumulated Other Comprehensive Income (Loss) is increased by the above adjustment, or $254,885.

Financial information contained in this 8-K should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-K to be reflected in the results of the period, even though the new information was received by management subsequent to the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

March 14, 2013	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer